Exhibit 10.98
First Amendment to the DSH #2 Building Lease Agreement
This First Amendment to the DSH #2 Building Lease Agreement (the “First Amendment”) is made and effective as of December 31, 2009, by and between SHANGHAI KAI HONG TECHNOLOGY ELECTRONIC CO., LTD. (“DSH”) and SHANGHAI YUAN HOWE ELECTRONICS CO., LTD. (“Yuan Howe”). DSH and Yuan Howe are collectively referred to as the “Parties” and individually as a “Party”.
     In consideration of the mutual covenants contained in this First Amendment, the Parties agree as follows:
1. Definitions
Unless otherwise defined in this First Amendment, the terms used in this First Amendment shall have the meaning and definition as stated in the DSH #2 Building Lease Agreement (the “Agreement”).
2. The Extent of the Amendment
Except for those terms and conditions as specifically stated for amendment in this First Amendment, all terms and conditions of the Agreement shall remain unchanged and continue to be valid and effective.
3. Lease Period Amendment
Both Parties agree to retroactively amend Sections 4.3.2. and 4.3.3. of the Agreement concerning DSH’s planned lease schedule of the DSH #2 Building as follows:
4.3.2. Starting November 15, 2009, DSH shall begin the actual usage of DSH #2 Building floor 1B of approximately 3,155 square meters (the portion of the 4.90 square meters floor height), and starting December 1, 2009, DSH shall begin the actual usage of DSH #2 Building floor 3 of approximately 6,272 square meters.
4.3.3. Except as stated in Section 4.3.4. of the Agreement, concerning all other portions of the DSH #2 Building that are not currently in actual use by DSH, DSH agrees to begin actually use the entire area of the DSH #2 Building by December 1, 2011.
4. Monthly Lease Fee
The monthly lease fee for DSH #2 Building floor 1B and floor 3 shall be calculated in accordance with the monthly lease per square meter price as specified in the Section 6 of the Agreement.

5. Effective Date of the First Amendment
This First Amendment shall become effective after the legal representatives or authorized representatives of both Parties affix their signatures and company seals on this First Amendment.
6. Language of the First Amendment
This First Amendment is made and executed in both Chinese and English, both versions are equally valid and effective except as otherwise prohibited under the law.
7. Complete Understanding
This First Amendment comprises the entire understanding between the Parties with respect to its subject matters and supersedes any previous or contemporaneous communications, representations, or agreements, whether oral or written. For purposes of construction, this First Amendment will be deemed to have been drafted by both Parties. No modification of this First Amendment will be binding on either Party unless in writing and signed by an authorized representative of each Party.

Party A: Shanghai Kai Hong	Party B: Shanghai Yuan Howe Electronic
Technology Co., Ltd.	Co., Ltd.

Representative:	Representative:

Date:	Date: